EXHIBIT 5


                              FULBRIGHT & JAWORSKI
                                     L.L.P.
                   A REGISTERED LIMITED LIABILITY PARTNERSHIP            HOUSTON
                           1301 MCKINNEY, SUITE 5100                  WASHINGTON
                           HOUSTON, TEXAS 77010-3095                      AUSTIN
TELEPHONE:713/651-5151                                               SAN ANTONIO
TELEX:76-2829                                                             DALLAS
FACSIMILE:713/651-5246                                                  NEW YORK
                                                                     LOS ANGELES
                                 April 18, 1996                           LONDON
                                                                       HONG KONG
Weatherford Enterra, Inc.
1360 Post Oak Boulevard, Suite 1000
Houston, Texas 77056-3098

Ladies and Gentlemen:

     We have acted as counsel for Weatherford Enterra Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 750,000 shares (the "Shares") of the Company's common stock, $.10 par value, to be issued upon the terms and subject to the conditions set forth in the Prospectus contained in the Registration Statement on Form S-4 (the "Registration Statement") relating thereto to be filed with the Securities and Exchange Commission by the Company on April 19, 1996. The Shares are to be issued in connection with the acquisition (the "Acquisition") by the Company of all of the assets of Nodeco AS, a Norwegian joint stock company ("Nodeco"), and Aarbakke AS, a Norwegian joint stock company ("Aarbakke"), pursuant to a Purchase and Sale Agreement dated March 28, 1996 (the "Purchase Agreement"), among the Company, Nodeco and Aarbakke.

     In connection therewith, we have examined originals or copies certified or otherwise identified to our satisfaction of the Registration Statement, the Purchase Agreement, the Restated Certificate of Incorporation of the Company, the Bylaws of the Company, the corporate proceedings with respect to the Acquisition and the proposed issuance of the Shares and such other documents and instruments as we have deemed necessary or appropriate for the expression of the opinion contained herein.

     We have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.

     Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares proposed to be issued by the Company in connection with the Acquisition have been duly authorized for issuance and, when issued in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid and nonassessable.

     The foregoing opinion is limited to the federal laws of the United States of America, the laws of the State of Texas and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

     This opinion is rendered solely for the benefit of the Company and is not to be used, circulated, copied, quoted or referred to without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.

                                          Very truly yours,

                                         /s/ Fulbright & Jaworski L.L.P.
                                             Fulbright & Jaworski L.L.P.